Exhibit 4.41

[English Translation]

EXCLUSIVE CALL OPTION AGREEMENT

This Exclusive Call Option Agreement (this “Agreement”) is entered into in Xiamen, the People’s Republic of China (the “PRC” or “China”) on July 1, 2019 by and among:

Party A:	Xiamen Youxiang Times Technology Co., Ltd., a wholly foreign-owned limited liability company established and existing under the laws of the PRC, with its registered address at E3, Unit 03, 8th Floor, Building D, Xiamen International Modernization Center, Xiamen Area, No. 97 Xiangyu Road, China’s (Fujian) Pilot Free Trade Zone.

Party B:	Min Luo, a PRC citizen, with his identity card number of 362527198302280018; Long Xu, a PRC citizen, with his/her identity card number of 610402198310287516.

Party C:	Xiamen Qu Plus Plus Technology Development Co., Ltd., a limited liability company established and existing under the laws of the PRC, with its registered address at No. 2999, Xi Zhou Road, Tongan District, Xiamen.

In this Agreement, Party A, Party B and Party C may be hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS:

1.	The Persons of Party B are all the currently registered shareholders of Party C. Min Luo holds 99.9% and Long Xu holds 0.1%. The two jointly hold 100% equity of Party C;

2.

Subject to the laws of the PRC, Party B intends to transfer to Party A and/or any other entity or individual designated by it, and Party A intends to accept such transfer of, all the equity interest in Party C held by Party B;

3.

Subject to the laws of the PRC, Party C intends to transfer to Party A and/or any other entity or individual designated by it, and Party A intends to accept such transfer of, the assets owned by Party C;

4.

In order to consummate the aforesaid equity or asset transfer, Party B and Party C agree to grant, on an exclusive basis, respectively to Party A irrevocable Equity Call Option (as defined below) and Asset Purchase Option (as defined below), Party C agrees that Party B grants the Equity Call Option to Party A in accordance with this Agreement, and Party B agrees that Party C grants the Asset Purchase Option to Party A in accordance with this Agreement.

Exclusive Call Option Agreement

NOW, THEREFORE, through mutual consultation, the Parties agree as follows:

1.	Equity Call Option and Asset Purchase Option

1.1	Grant of Options

Party B hereby irrevocably grants to Party A an irrevocable and exclusive option to purchase, or cause one or more designated Persons (each, a “Designee”, subject to approval by the board of directors of Party A) to purchase, all or any part of equity interest in Party C held by Party B now or hereafter from such Person at any time, one or more times, at the price set forth in Article 1.3 hereof according to the steps for exercise as determined by Party A in its sole discretion (the “Equity Call Option”). No third Person other than Party A and the Designees shall have the right to purchase equity interest in Party C held by Party B or other rights related to equity interest in Party C held by Party B. Party C hereby agrees that Party B grants the Equity Call Option to Party A in accordance with this Agreement. “Person” referred to in this article and this Agreement means individual, company, joint venture, partnership, enterprise, trust or unincorporated organization.

Party C hereby irrevocably grants to Party A an irrevocable and exclusive option to purchase, or cause the Designee(s) to purchase, all or any part of assets owned by Party C now or hereafter from Party C at any time, one or more times, at the price set forth in Article 1.3 hereof according to the steps for exercise as determined by Party A in its sole discretion (the “Asset Purchase Option”). No third Person other than Party A and the Designees shall have the right to purchase assets of Party C or other rights related to assets of Party C. Party B hereby agrees that Party C grants the Asset Purchase Option to Party A in accordance with this Agreement.

Party A agrees to accept the aforesaid Equity Call Option and the Asset Purchase Option. For the avoidance of doubt, Party A may exercise any rights hereunder, including the Equity Call Option and/or the Asset Purchase Option, at any time after the execution and effectiveness of this Agreement. To the fullest extent permitted by the laws of the PRC, Party A shall have the right to exercise the rights hereunder, including the Equity Call Option and/or the Asset Purchase Option, against Party B or its successor or successor entity and Party C and its successor entity in accordance with the terms of this Agreement.

1.2	Steps for Exercise

1.2.1

Subject to the terms and conditions of this Agreement, to the extent permitted by the laws of the PRC, Party A shall determine the timing, method and times of its exercise of the Equity Call Option and the Asset Purchase Option in its absolute and sole discretion and shall have the right to request at any time Party B to transfer all or any part of its equity interest in Party C, or Party C to transfer all or any part of its assets, to it or the Designee(s).

1.2.2

With respect to the Equity Call Option, Party A shall have the right to determine in its sole discretion the amount of equity interest to be transferred by Party B to Party A and/or the Designee(s) in each exercise, and Party B shall transfer such amount of the Purchased Equity (as defined below) as requested by Party A to Party A and/or the Designee(s). Party A and/or the Designee(s) shall pay the transfer price to the transferring Person of Party B for the Purchased Equity acquired in each exercise.

Exclusive Call Option Agreement

1.2.3

With respect to the Asset Purchase Option, Party A shall have the right to determine the specific assets of Party C to be transferred by Party C to Party A and/or the Designee(s) in each exercise, and Party C shall transfer the Purchased Assets (as defined below) as requested by Party A to Party A and/or the Designee(s). Party A and/or the Designee(s) shall pay the transfer price to Party C for the Purchased Assets acquired in each exercise.

1.2.4

When Party A exercises the Equity Call Option or the Asset Purchase Option, it shall give a written notice (the “Equity Purchase Notice” or the “Asset Purchase Notice”) to Party B, specifying (a) decision made by Party A or the Designee(s) on exercise of the Equity Call Option/the Asset Purchase Option; (b) the percentage of equity interest proposed to be purchased by Party A or the Designee(s) from Party B (the “Purchased Equity”), or the specific assets proposed to be purchased from Party C (the “Purchased Assets”); and (c) the purchase date/transfer date of the purchased equity or assets. After the receipt of such notice, Party B or Party C shall, pursuant to such notice, promptly transfer the Purchased Equity or the Purchased Assets to Party A and/or the Designee(s) in such way as described in this Agreement.

1.3	Transfer Price

1.3.1

With respect to the Equity Call Option hereunder, the transfer price corresponding to the Purchased Equity in each exercise by Party A shall be the lowest price permitted by the laws of the PRC applicable at the time of exercise; with respect to the Asset Purchase Option hereunder, the transfer price corresponding to the Purchased Assets in each exercise by Party A shall be the net book value of the Purchased Assets; if the lowest price permitted by the then applicable laws of the PRC is higher than the net book value of the Purchased Assets, the transfer price shall be the lowest price permitted by the laws of the PRC.

1.3.2

The Parties hereby agree that, after Party A exercises the Equity Call Option and/or the Asset Purchase Option, Party B and/or Party C shall pay all the transfer price collected thereby to Party A or another party designated by it without compensation.

1.4	Transfer of the Purchased Equity/the Purchased Assets

When Party A exercises the Equity Call Option and/or the Asset Purchase Option each time,

1.4.1

Party C shall, and Party B shall cause Party C to, promptly hold a shareholders’ meeting, at which a resolution shall be adopted on the approval of the transfer of the Purchased Equity by Party B, or the transfer of the Purchased Assets by Party C, to Party A and/or the Designee(s);

Exclusive Call Option Agreement

1.4.2

Party B shall obtain consent from its shareholders’ meeting, board of directors or other internal decision-making bodies having similar functions in connection with its transfer of the Purchased Equity to Party A and/or the Designee(s);

1.4.3

with respect to the transfer of the Purchased Equity to Party A and/or the Designee(s), Party B shall obtain a written statement from the other shareholders of Party C, in which they approve such transfer and waive the right of first refusal;

1.4.4

Party B shall enter into an equity transfer contract for each equity transfer with Party A and/or the Designee(s) (as applicable) in accordance with this Agreement and the Equity Purchase Notice, in the form and substance satisfactory to Party A; Party C shall enter into an asset transfer contract for each asset transfer with Party A and/or the Designee(s) (as applicable) in accordance with this Agreement and the Asset Purchase Notice, in the form and substance satisfactory to Party A;

1.4.5

the relevant Parties shall execute all other necessary contracts, agreements or documents (including, without limitation, amendment to the articles of association), obtain all necessary governmental licenses and permits (including, without limitation, business license) and take all necessary actions to transfer the valid title to the Purchased Equity and/or the Purchased Assets to Party A and/or the Designee(s), free and clear of any Security Interest, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Purchased Equity and/or the Purchased Assets, if applicable. For the purpose of this article and this Agreement, “Security Interest” includes security, mortgage, third party rights or interests, any call option, right to acquire, right of first refusal, right of set-off, ownership detainment or other security arrangements, for the sake of clarity, excluding any Security Interest created under this Agreement, the Equity Interest Pledge Agreement of Party B and the Power of Attorney Agreement of Party B. The “Equity Interest Pledge Agreement of Party B” referred to in this article and this Agreement means the Equity Interest Pledge Agreement entered into by Party A, Party B and Party C on the date hereof (in the form and substance set forth in Appendix I hereto), as amended, modified or restated; the “Power of Attorney Agreement of Party B” referred to in this article and this Agreement means the Power of Attorney Agreement executed by Party B to authorize Party A on the date hereof (in the form and substance set forth in Appendix II hereto), as amended, modified or restated.

Exclusive Call Option Agreement

2.	Covenants

2.1	Covenants Concerning Party C

Party B (as the shareholders of Party C) and Party C hereby covenant that:

2.1.1

without the prior written consent of Party A, they shall not supplement, modify or amend the articles of association or bylaws of Party C in any form, increase or decrease its registered capital or otherwise change its registered capital structure;

2.1.2

they shall maintain the corporate existence of Party C according to good financial and business standards and practices, conduct its business and transact its affairs prudently and effectively and cause Party C to perform its obligations under the Exclusive Business Cooperation Agreement executed by it on the date hereof;

2.1.3

without the prior written consent of Party A, they shall not sell, transfer, mortgage or otherwise dispose of lawful or beneficial interest in any assets, business or income of Party C or permit the encumbrance thereon of any Security Interest at any time from the date hereof;

2.1.4

after the statutory liquidation described in Article 3.6, Party B will fully pay Party A any remaining residual value collected on the basis of non-bidirectional payment or procure such payment; if such payment is prohibited by the laws of the PRC, Party B will pay such income to Party A or the party designated by Party A to the extent permitted by the laws of the PRC;

2.1.5

without the prior written consent of Party A, they shall not incur, inherit, guarantee or permit the existence of any debts, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to and approved by Party A in writing;

2.1.6

they shall always conduct all the business of Party C in the ordinary course of business to maintain the asset value of Party C and refrain from any act/omission that may affect the operation status and asset value of Party C;

2.1.7

without the prior written consent of Party A, they shall not cause Party C to enter into any material contract, except for the contracts entered into in the ordinary course of business (for the purpose of this paragraph, a contract shall be deemed as a material contract if its value exceeds RMB100,000);

2.1.8	without the prior written consent of Party A, they shall not cause Party C to provide any Person with loan or credit or any form of security;

2.1.9	upon request by Party A, they shall provide Party A with all information regarding the operation and financial status of Party C;

2.1.10

if requested by Party A, they shall procure and maintain insurance on assets and business of Party C, the amounts and types of which shall be consistent with those of the companies operating similar business, with an insurer acceptable to Party A;

Exclusive Call Option Agreement

2.1.11

without the prior written consent of Party A, they shall not cause or allow Party C to merge or consolidate with any Person or acquire or invest in any Person, or cause or allow Party C to sell its assets with value of more than RMB100,000;

2.1.12	they shall promptly notify Party A of any litigation, arbitration or administrative proceeding initiated or threatened in relation to the assets, business or income of Party C;

2.1.13

to retain Party C’s title to all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or make necessary and appropriate defenses against all claims;

2.1.14

without the prior written consent of Party A, they shall ensure that Party C shall not distribute dividends to its shareholders in any form; provided, however, that Party C shall promptly distribute all distributable profits to its shareholders upon written request by Party A;

2.1.15	upon request by Party A, they shall appoint any Person designated by Party A as the director of Party C and/or remove the incumbent director of Party C; and

2.1.16	without the written consent of Party A, Party C shall not be dissolved or liquidated, unless mandatorily required by the laws of the PRC.

2.2	Acknowledgements and Covenants of Party B

Party B hereby acknowledges that:

2.2.1

to the fullest extent permitted by the laws of the PRC, any equity interest in Party C held by Party B now or hereafter shall not belong to community property of Party B (in the event that Party B is a natural Person) or hereditament and shall not be divided or inherited, nor shall Party B use its equity interest in Party C to assume debt repayment liability or security liability. If, due to any reason, such equity interest is divided, transferred or inherited, successor(s) or transferee(s) shall execute all documents requested by Party A (including, without limitation, this Agreement, the Equity Interest Pledge Agreement of Party B and the Power of Attorney Agreement of Party B).

Party B hereby covenants that:

2.2.2

without the prior written consent of Party A, it shall not sell, transfer, mortgage or otherwise dispose of any lawful or beneficial interest in its equity interest in Party C or permit the encumbrance thereon of any Security Interest, other than the pledge created on such equity interest in accordance with the Equity Interest Pledge Agreement of Party B;

Exclusive Call Option Agreement

2.2.3

it shall not request Party C to distribute dividends or make other forms of profit distribution in connection with its equity interest in Party C, propose a resolution thereon to the shareholders’ meeting or vote in favor of such resolution at the shareholders’ meeting. In any event, if Party B receives any proceeds, profit distribution or dividends from Party C, to the extent permitted by the laws of the PRC, Party B shall promptly pay or transfer such proceeds, profit distribution or dividends to Party A or the party designated by Party A for the benefit of Party C as the service fee payable by Party C to Party A under the Exclusive Business Cooperation Agreement;

2.2.4

it shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or other disposal of any lawful or beneficial interest in its equity interest in Party C or permit the encumbrance thereon of any Security Interest without the prior written consent of Party A, other than the pledge created on such equity interest in accordance with the Equity Interest Pledge Agreement of Party B;

2.2.5

it shall cause the shareholders’ meeting or the board of directors of Party C not to approve merger or consolidation with any Person or acquisition of or investment in any Person without the prior written consent of Party A;

2.2.6	it shall promptly notify Party A of any litigation, arbitration or administrative proceeding initiated or threatened in relation to its equity interest in Party C;

2.2.7	it shall cause the shareholders’ meeting or the board of directors of Party C to approve the transfer of the Purchased Equity hereunder and take any and all other actions that Party A may request;

2.2.8

to retain its ownership of its equity interest in Party C, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or make necessary and appropriate defenses against all claims;

2.2.9	upon request by Party A, it shall appoint any Person designated by Party A as the director of Party C;

2.2.10

upon request by Party A at any time, it shall promptly and unconditionally transfer its equity interest in Party C to the Designee(s) of Party A based on the Equity Call Option hereunder, and Party B hereby waives the right of first refusal, if any, with respect to the equity transfer by another existing shareholder of Party C; and

2.2.11

it shall strictly comply with this Agreement and other contracts entered into by Party B, Party C and Party A jointly or severally, perform its obligations hereunder and thereunder and refrain from any act/omission that may affect the validity and enforceability hereof and thereof. If Party B has any remaining rights with respect to the equity interest under this Agreement or the Equity Interest Pledge Agreement among the Parties hereto or the Power of Attorney Agreement granted in favor of Party A, Party B shall not exercise such rights, unless according to the written instructions given by Party A.

Exclusive Call Option Agreement

2.3	Covenants of Party C

Party C hereby covenants that:

2.3.1

if the execution and performance of this Agreement and the grant of the Equity Call Option or the Asset Purchase Option hereunder require consent, permit, waiver or authorization of any third party or approval, permit or exemption of any governmental authority or completion of registration or filing procedures with any governmental authority (if required in accordance with law), Party C will use its best efforts to assist the satisfaction of such conditions;

2.3.2

without the prior written consent of Party A, Party C will not assist or permit Party B to transfer or otherwise dispose of, or create any Security Interest or other third party rights on, any equity interest in Party C held by Party B;

2.3.3

without the prior written consent of Party A, Party C will not transfer or otherwise dispose of any material assets of Party C, or create any Security Interest or other third party rights on any assets of Party C;

2.3.4	Party C will not do or permit to be done any act or action likely to have adverse effect on the interests of Party A hereunder; and

2.3.5

Party C covenants that upon issuance of the Asset Purchase Notice by Party A for the exercise of the Asset Purchase Option: Party C shall immediately cause Party B to hold a shareholders’ meeting and adopt a resolution of the shareholders’ meeting and take all other necessary actions to approve the transfer by Party C of the Purchased Assets to Party A and/or the Designee(s) at the transfer price set forth herein; it shall immediately execute an asset transfer agreement with Party A and/or the Designee(s) to transfer all the Purchased Assets to Party A and/or the Designee(s) at the transfer price set forth herein, and shall cause shareholders of Party C to provide necessary supports to Party A in accordance with requirements of Party A, laws and regulations (including provision and execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations), such that Party A and/or the Designee(s) shall obtain the ownership of the Purchased Assets, free and clear of any legal defects and any Security Interest, third party rights or any other restrictions.

3.	Representations and Warranties

3.1	Each Person of Party B hereby severally but not jointly represents and warrants that, as of the date hereof and each transfer date of the Purchased Equity:

3.1.1

with respect to a natural Person, he is a PRC citizen with full capacity to act, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party. With respect to a Person other than a natural Person, it is a legal entity validly established and lawfully existing under the laws of the PRC, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

Exclusive Call Option Agreement

3.1.2

he or it has full power and authority to execute, deliver and perform this Agreement and all other documents to be executed by him or it in connection with the transactions contemplated hereby, and has full power and authority to consummate the transactions contemplated hereby.

3.1.3

this Agreement has been lawfully and duly executed and delivered by him or it. This Agreement constitutes his or its legal and binding obligations enforceable against him or it in accordance with the terms hereof.

3.1.4

he or it is the registered shareholder of the Purchased Equity; other than the pledge right created under the Equity Interest Pledge Agreement of Party B and the proxy rights created under the Power of Attorney Agreement of Party B, the Purchased Equity held by him or it is free and clear of any lien, pledge right, claim right and other Security Interest and third party rights. In accordance with this Agreement, Party A and/or the Designee(s) may, upon exercise of option, obtain good title to the Purchased Equity, free and clear of any lien, pledge right, claim right and other Security Interest or third party rights.

3.2	Party C hereby represents and warrants as follows:

3.2.1

It is a limited liability company duly registered and lawfully existing under the laws of the PRC with independent legal person status. It has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

3.2.2

It has full internal power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, and has full power and authority to consummate the transactions contemplated hereby.

3.2.3	This Agreement has been lawfully and duly executed and delivered by it. This Agreement constitutes its legal and binding obligations.

3.2.4

The assets of Party C are free and clear of any lien, mortgage right, claim right and other Security Interest and third party rights. In accordance with this Agreement, Party A and/or the Designee(s) may, upon exercise of option, obtain good title to the assets of Party C, free and clear of any lien, mortgage right, claim right and other Security Interest or third party rights.

3.3	Party A represents and warrants as follows:

3.3.1

It is a wholly foreign-owned enterprise duly registered and lawfully existing under the laws of the PRC with independent legal person status. It has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

Exclusive Call Option Agreement

3.3.2

It has full internal power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, and has full power and authority to consummate the transactions contemplated hereby.

3.3.3	This Agreement has been lawfully and duly executed and delivered by it. This Agreement constitutes its legal and binding obligations.

4.	Effective Date

This Agreement shall become effective from the date on which it is duly executed by the Parties. This Agreement shall be terminated after all assets of Party C and all equity interest in Party C held by Party B have been lawfully transferred to Party A and/or another Person designated by it in accordance with the provisions hereof.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

The execution, effectiveness, interpretation, performance, modification and termination of this Agreement and resolution of disputes arising hereunder shall be governed by officially promulgated and publicly available laws of the PRC.

5.2	Dispute Resolution

Any dispute arising from the interpretation and performance of this Agreement shall be first resolved by the Parties through friendly consultation. If the Parties fail to agree upon the resolution of a dispute within 30 days after any Party requests the other Parties to resolve such dispute through consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the Commission’s arbitration rules then in effect. The arbitration shall be held in Beijing and conducted in the Chinese language. The arbitral award shall be final and binding upon the Parties.

6.	Taxes and Expenses

Each Party shall pay any and all transfer and registration taxes, costs and expenses incurred by it or levied on it in connection with the preparation and execution of this Agreement and the relevant transfer contract and consummation of the transactions contemplated hereby and thereby in accordance with the laws of the PRC.

7.	Notices

7.1

All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1

Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the mailing address specified for notices.

Exclusive Call Option Agreement

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Xiamen Youxiang Times Technology Co., Ltd.
Address:	E3, Unit 03, 8th Floor, Building D, Xiamen International Modernization Center, Xiamen Area, No. 97 Xiangyu Road, China’s (Fujian) Pilot Free Trade Zone
Attention:	Zhentao Liu
Telephone:	86-17310632963

Party B:

Min Luo
Address:	39th Floor, AVIC Zijin Plaza, Huan Dao Dong Road 1801, Siming District, Xiamen
Attention:	Min Luo
Telephone:	86-17602141092

Long Xu
Address:	39th Floor, AVIC Zijin Plaza, Huan Dao Dong Road 1801, Siming District, Xiamen
Attention:	Long Xu
Telephone:	86-17602141092

Party C:

Xiamen Qu Plus Plus Technology Development Co., Ltd.,
Address:	No. 2999, Xi Zhou Road, Tongan District, Xiamen.
Attention:	Long Xu
Telephone:	86-17602141092

7.3	Any Party may change its mailing address for notices at any time by giving a notice to the other Parties in accordance with this article.

8.	Confidentiality Liability

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other Parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors in connection with the transactions contemplated hereby, provided, however, that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this article. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall bear legal liability for breach of this Agreement. This article shall survive the termination of this Agreement for any reason.

Exclusive Call Option Agreement

9.	Further Assurance

The Parties agree to promptly execute such documents and take such further actions as reasonably necessary or desirable in connection with the implementation of various provisions and purpose of this Agreement.

10.	Liabilities for Breach of Contract

10.1

If Party B or Party C materially violates any provision of this Agreement, Party A shall have the right to terminate this Agreement and/or claim damages against Party B or Party C; this Article 10 shall not prejudice any other rights of Party A hereunder.

10.2	Unless otherwise provided by laws, in no event shall Party B or Party C have the right to terminate or rescind this Agreement.

11	Miscellaneous

11.1	Amendment, Modification and Supplement

This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by all the Parties.

11.2	Entire Contract

Unless as amended, supplemented or modified in writing after the execution of this Agreement, this Agreement shall constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior negotiations, statements and contracts, both oral and written, with respect to the subject matter hereof.

11.3	Headings

The headings in this Agreement are inserted for the convenience of reference only and shall not be used for the interpretation or construction of, or otherwise affect, the meanings of provisions hereof.

11.4	Language and Counterparts

This Agreement is written in the Chinese language in four (4) counterparts with Party A, Party C, Min Luo and Long Xu of Party B holding one (1) copy. They have the same legal effect.

Exclusive Call Option Agreement

11.5	Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect in accordance with any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or prejudiced in any respect. The Parties shall strive through consultation in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions to the greatest extent permitted by laws and expected by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

11.6	Successor

This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors/heirs and permitted assignees.

11.7	Survival

11.7.1	Any obligations accrued or due hereunder prior to the expiration or early termination of this Agreement shall continue in force and effect after the expiration or early termination of this Agreement.

11.7.2	Articles 5, 7 and 8 and this Article 11.7 shall survive the termination of this Agreement.

11.8	Waiver

Any Party may waive the terms and conditions hereof, provided, however, that such waiver must be made in writing and signed by the Parties. No waiver by any Party under certain circumstance with respect to a breach by the other Parties shall operate as a waiver by such Party with respect to similar breach under other circumstances.

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Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Party A: Xiamen Youxiang Times Technology Co., Ltd. (Affix Company Seal)

(Seal)

By:
Name:	Zhentao Liu

Party B: Min Luo

By:	/s/ Min Luo
Name:	Min Luo

Exclusive Call Option Agreement – Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Party B: Long Xu

By:	/s/ Long Xu
Name:	Long Xu

Exclusive Call Option Agreement – Signature Page

Party C: Xiamen Qu Plus Plus Technology Development Co., Ltd., (Affix Company Seal)

(Seal)

By:
Name:	Long Xu